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                                                                    EXHIBIT 23.1



                         Consent of Independent Auditors


The Board of Directors
Monarch Bancorp:

We consent to the use of our report dated February 24, 1997, incorporated herein by reference, on the consolidated financial statements of Monarch Bancorp and subsidiaries as of and for the year ended December 31, 1996, and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement.



                                        /s/ KPMG PEAT MARWICK LLP



Los Angeles, California
May 9, 1997